Exhibit 4.1

DUKE ENERGY OHIO, INC.

(FORMERLY NAMED “THE CINCINNATI GAS & ELECTRIC COMPANY”)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

(SUCCESSOR TRUSTEE TO THE BANK OF NEW YORK MELLON
AND TO IRVING TRUST COMPANY)

FORTY-SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF January 8, 2019

TO

FIRST MORTGAGE

DATED AS OF AUGUST 1, 1936

Subjecting Certain Additional Property to the Lien of the Indenture

and

Creating First Mortgage Bonds, 3.65% Series, Due February 1, 2029

and First Mortgage Bonds, 4.30% Series, Due February 1, 2049

TABLE OF CONTENTS

ARTICLE ONE.

DEFINITIONS	2

SECTION 1.01. DEFINITIONS	2

ARTICLE TWO.

AMENDMENTS TO THE INDENTURE	2

SECTION 2.01. AMENDMENT TO THE FIRST GRANTING CLAUSE	2

SECTION 2.02. AMENDMENT TO THE SECOND GRANTING CLAUSE	4

SECTION 2.03. AMENDMENT TO THE DEFINITION OF EXCEPTED PROPERTY	4

SECTION 2.04. AMENDMENT TO THE DEFINITION OF PERMITTED LIENS	4

ARTICLE THREE.

FIRST MORTGAGE BONDS, 3.65% SERIES, DUE FEBRUARY 1, 2029 AND
FIRST MORTGAGE BONDS, 4.30% SERIES, DUE FEBRUARY 1, 2049	5

SECTION 3.01. CREATION AND DESIGNATION OF BONDS	5

SECTION 3.02. AGGREGATE PRINCIPAL AMOUNT OF BONDS OF EACH SERIES ISSUABLE	5

SECTION 3.03. BOOK-ENTRY SYSTEM	6

SECTION 3.04. DATE OF BONDS OF EACH SERIES	9

SECTION 3.05. MATURITY DATE, INTEREST RATE, INTEREST PAYMENT DATES AND REGULAR RECORD DATES FOR THE BONDS OF EACH SERIES	9

SECTION 3.06. PLACE AND MANNER OF PAYMENT OF BONDS OF EACH SERIES	9

SECTION 3.07. DENOMINATIONS AND NUMBERING OF DEFINITIVE BONDS OF EACH SERIES	10

SECTION 3.08. TEMPORARY BONDS OF EACH SERIES AND EXCHANGE THEREOF	10

SECTION 3.09. REDEMPTION PROVISIONS OF THE BONDS	10

SECTION 3.10. FORM OF THE BONDS OF EACH SERIES	13

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ARTICLE FOUR.

MISCELLANEOUS	27

SECTION 4.01. INDENTURE RATIFIED AND CONFIRMED	27

SECTION 4.02. EXECUTION IN COUNTERPARTS	27

SECTION 4.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS	27

SECTION 4.04. SUCCESSORS AND ASSIGNS	27

SECTION 4.05. SEPARABILITY CLAUSE	28

SECTION 4.06. BENEFITS OF INDENTURE	28

SECTION 4.07. GOVERNING LAW	28

SECTION 4.08. TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.	28

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FORTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of January 8, 2019, between DUKE ENERGY OHIO, INC. (hereinafter sometimes referred to as the “Company”), a corporation organized and existing under the laws of the State of Ohio, formerly named The Cincinnati Gas & Electric Company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, and the successor trustee to The Bank of New York Mellon and Irving Trust Company (hereinafter sometimes referred to as the “Trustee”), whose mailing address is 10161 Centurion Parkway N, Jacksonville, Florida 32256.

RECITALS OF THE COMPANY

The Indenture, dated as of August 1, 1936 (the “Original Indenture”) was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the bonds.

The Company has heretofore executed and delivered to the Trustee forty-five supplemental indentures for the purposes recited therein, including creating series of Securities and otherwise amending, restating and supplementing the Original Indenture (the Original Indenture, as so amended, restated and supplemented, being hereinafter called the “Indenture”).

The Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to make, execute and deliver to the Trustee this Forty-sixth Supplemental Indenture to the Indenture (i) as permitted by Section 13.01 of the Indenture in order to subject to the Lien of the Indenture all right, title and interest of the Company, as of the date of this Forty-sixth Supplemental Indenture, in and to certain property, real, personal and mixed, in connection with the transmission and distribution of natural gas by the Company and, in so doing, include such property in the definition of Mortgaged Property, exclude such property from the definition of Excepted Property and modify the definition of Permitted Liens and (ii) as permitted by Sections 2.01, 3.01, 13.01, 16.02 and/or Section 16.03 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, two new series of Securities (each, a “Series”) under the Indenture to be designated as (a) “First Mortgage Bonds, 3.65% Series, Due February 1, 2029” in an aggregate principal amount of $400,000,000 (hereinafter referred to as the “Bonds of Series Due 2029”) and (b) “First Mortgage Bonds, 4.30% Series, Due February 1, 2049” in an aggregate principal amount of $400,000,000 (hereinafter referred to as the “Bonds of Series Due 2049” and, together with the Bonds of Series Due 2029, the “Bonds”).

All things necessary to make the Bonds of each Series herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Forty-sixth Supplemental Indenture a valid and binding agreement supplemental to the Indenture, have been done and performed.

THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and of the acceptance and purchase of the Bonds of each Series, the Company hereby covenants and agrees to and with the Trustee as follows:

ARTICLE ONE.

DEFINITIONS

SECTION 1.01.  DEFINITIONS.

(a)                                 In addition to the words and terms defined elsewhere in this Forty-sixth Supplemental Indenture, the following defined term used herein shall, unless the context otherwise requires, have the meaning specified below.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.

(b)                                 Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.  The terms defined herein include the plural as well as the singular.

ARTICLE TWO.

AMENDMENTS TO THE INDENTURE

SECTION 2.01.  AMENDMENT TO THE FIRST GRANTING CLAUSE

(a)                                 The First Granting Clause is hereby amended by inserting the following section heading prior to clause (a) in such First Granting Clause:

(1)                                 Electric Property.

(b)                                 The First Granting Clause is hereby further amended by inserting the following section immediately after the last word of clause (g) in such First Granting Clause:

(2)                                 Natural Gas Property.

All right, title and interest of the Company, as of the date of the Forty-sixth Supplemental Indenture, in and to all property, real, personal and mixed, wherever located (other than Excepted Property), in any case used or to be used in or in connection with the transmission, storage and distribution of natural gas by the Company (whether or not such use is the sole use of such property), including without limitation, all right, title and interest of the Company in and to the following:

(a)                                 all real property owned in fee, easements and other interests in real property;

(b)                                 without limiting the generality of the foregoing, all recorded easements or rights of way on, upon, over, under and through real property located in the State of Ohio, used or useful in the Company’s transmission or distribution of natural gas and acquired by the Company in the ordinary course of its business, whether acquired by deed, grant of easement, dedication by plat or otherwise, and whether acquired in the name of the Company or any of its predecessor companies and including the Company’s right to the joint use of any easement or right of way acquired by any other utility company;

(c)                                  all facilities, machinery, equipment and fixtures for the storage, transmission and distribution of natural gas including, but not limited to, all storage facilities, natural gas transmission lines and gas distribution systems, including, but not limited to, all water sets, benches and retorts, gas holders, boilers, purification apparatus, exhausters and pumps, meters and meter installations, gauges, regulators and regulator installations, governors, calorimetric devices, valves, fuel handling apparatus, safety tanks, valves, pipes and piping, couplings, gates, drips, lighting and heating apparatus, machinery, equipment, appliances, and all accessory equipment, appurtenances and supplies forming a part of such natural gas storage facilities, transmission lines and distribution systems and all other property used or to be used for any or all of such purposes;

(d)                                 all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) in Section 2 above;

(e)                                  all franchises, licenses, permits, grants, immunities, privileges and rights of the Company used or useful in the operation of its natural gas transmission and distribution businesses, including all franchises, licenses, permits, grants, immunities, privileges and rights of the Company granted by any municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the Forty-sixth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, privileges and rights, or any of them;

(f)                                   all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) in Section 2 above; and

(g)                                  all of the foregoing property in the process of construction;

SUBJECT, however, to Liens which have been granted on such property by the Company to prior to the date of the execution and delivery of this Forty-sixth Supplemental Indenture.

SECTION 2.02.  AMENDMENT TO THE SECOND GRANTING CLAUSE.

(a)                                 The Second Granting Clause is hereby amended and replaced with the following in entirety:

“Subject to the applicable exceptions permitted by Section 17.09(d), Section 12.03 and Section 12.05, (i) all right, title and interest of the Company in all property, real, personal and mixed, wherever located (other than Excepted Property), as set forth in Section 1 of the First Granting Clause, which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the Execution Date shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the Execution Date and (ii) all right, title and interest of the Company in all property, real, personal and mixed, wherever located (other than Excepted Property), as set forth in Section 2 of the First Granting Clause, which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the Forty-sixth Supplemental Indenture shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the Forty-sixth Supplemental Indenture; and”

SECTION 2.03.  AMENDMENT TO THE DEFINITION OF EXCEPTED PROPERTY.

(a)                                 Clause (b) is hereby amended by inserting the words “and natural gas” in each instance immediately after the word “electric” appears.

(b)                                 Clause (d) is hereby amended by inserting the following words immediately prior to the words “of the First Granting Clause”:

“in Sections (1) and (2)”

(c)                                  Clause (k) is hereby deleted in its entirety and replaced with the following words:

“(k) [Reserved]”

(d)                                 Clause (l) is hereby amended by inserting the words “and natural gas” immediately after the word “electric”.

SECTION 2.04.  AMENDMENT TO THE DEFINITION OF PERMITTED LIENS.

(a)                                 Clause (a) is hereby amended by adding the following words immediately after “the Original Indenture”:

“and, with respect to property described in Section 2 of the First Granting Clause, Liens existing at the date of the Forty-sixth Supplemental Indenture.”

ARTICLE THREE.

FIRST MORTGAGE BONDS, 3.65% SERIES, DUE FEBRUARY 1, 2029 AND
FIRST MORTGAGE BONDS, 4.30% SERIES, DUE FEBRUARY 1, 2049

SECTION 3.01.  CREATION AND DESIGNATION OF BONDS.

There is hereby created two series of Securities to be issued under and secured by the Indenture, to be designated as (i) “First Mortgage Bonds, 3.65% Series, Due February 1, 2029” (such series being the Bonds of Series Due 2029 hereinbefore referenced), and (ii) “First Mortgage Bonds, 4.30% Series, Due February 1, 2049” (such series being the Bonds of Series Due 2049 hereinbefore referenced).

SECTION 3.02.  AGGREGATE PRINCIPAL AMOUNT OF BONDS OF EACH SERIES ISSUABLE.

(a)                                 The principal amount of Bonds of Series Due 2029 which may be authenticated and delivered hereunder is initially limited to the aggregate principal amount of Four Hundred Million Dollars ($400,000,000) and the principal amount of Bonds of Series Due 2049 which may be authenticated and delivered hereunder is initially limited to the aggregate principal amount of Four Hundred Million Dollars ($400,000,000) (except, in each case, for Bonds of each Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such Series pursuant to Section 3.04, 3.05, 3.06, 5.06 or 13.06 of the Indenture and except for any Bonds of each such Series which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered hereunder); provided that Section 3.01 of the Indenture provides that without the consent of any Holder, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased, provided that such additional Securities of such series are fungible with the previously issued Securities of such series for Federal income tax purposes.

(b)                                 The Bonds of Series Due 2029 in the aggregate principal amount of Four Hundred Million Dollars ($400,000,000) and the Bonds of Series Due 2049 in the aggregate principal amount of Four Hundred Million Dollars ($400,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of either Retired Securities and/or Property Additions issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 16.02 and/or Section 16.03 of the Indenture and upon receipt by the Trustee of the officer’s certificate or opinion and other documents required by said Section 16.02 and/or Section 16.03.

SECTION 3.03.  BOOK-ENTRY SYSTEM.

The following provisions shall apply to the Bonds of each Series.

(a)                                 The Bonds of each Series shall be issued in fully registered form only.  However, except as provided elsewhere in this Section, the registered owner of each Series of Bonds initially shall be The Depository Trust Company (“DTC”) or its nominee, and each such Series of Bonds initially shall be registered in the name of DTC or its nominee.  Payment of the principal or Redemption Price (if any) of or interest on Bonds of each Series registered in the name of DTC or its nominee shall be made in the manner specified in DTC’s rules and by-laws.  DTC (and any successor securities depositary) and its (or their) participating institutions (each, a “Participant”) shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Bonds of each Series (the “Book-Entry System”).

(b)                                 The Bonds of each Series initially shall be issued in the form of one or more authenticated, fully registered bonds for such series (each, a “Global Security”) which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of such Series of Bonds issued under the Indenture and this Forty-sixth Supplemental Indenture, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and this Forty-sixth Supplemental Indenture, (iv) shall be registered in the name of DTC or its nominee, and delivered to DTC or its nominee or a custodian therefor, and (v) shall contain the following legend on the face thereof:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Bonds of Series Due 2029 or Bonds of Series Due 2049 (as applicable) in definitive certificated form, each Global Security representing the Bonds of such Series may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

(c)                                  The Trustee and the Company may treat DTC or its nominee, or any successor securities depositary or nominee thereof (collectively, the “Depository”) as the sole and exclusive owner of the Bonds of each Series registered in its name for the purposes of payment of the principal or Redemption Price (if any) of or interest on the Bonds of such Series, giving any notice permitted or required to be given to Holders of the Bonds of such Series under the Indenture or this Forty-fourth Supplemental Indenture, registering the transfer of the Bonds of such Series, obtaining any consent or other action to be taken by Holders of the Bonds of such Series, and for all other purposes whatsoever and neither the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in a Series of Bonds under or through the Depository or any Participant, or any other Person which is not shown on the Security Register as being a Holder of a Series of Bonds with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal or Redemption Price (if any) of or interest on the Bonds of such Series; (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Bonds of such Series in respect of the principal or Redemption Price (if any) of or interest on the Bonds of such Series or (iv) any consent or other action taken by the Depository as owner of the Bonds of such Series.  The Trustee shall pay all principal or Redemption Price (if any) of and interest on the Bonds of each Series only to or upon the order of the registered Holder or Holders of the Bonds of such Series, as shown on the Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal or Redemption Price (if any) of and interest on the Bonds of such Series, to the extent of the sum or sums so paid.  Except as hereinafter provided, no Person other than a Holder of a Bond of a Series, as shown on the Security Register, shall receive an authenticated Bond of such Series evidencing the obligation of the Company to make payment of the principal or Redemption Price (if any) of and interest on the Bonds of such Series, pursuant to the Indenture or this Forty-sixth Supplemental Indenture.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co, and subject to the provisions of the Indenture, the word “Cede & Co.”, as used in this Forty-sixth Supplemental Indenture, shall refer to each new nominee of DTC.

(d)                                 In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Bonds of a Series, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Bonds of such Series, then the Trustee shall notify the Depository and the Company, and the Depository will notify each Participant of the availability through the Depository of definitive certificated Bonds of such Series.  In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order, for the authentication and delivery of definitive certificated Bonds of such Series, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-sixth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Securities and in exchange for such Global Security or Securities.

(e)                                  If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Series of Bonds, or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Exchange Act or other applicable statute or regulation, the Company may appoint a successor Depository with respect to the Bonds of such Series.  If a successor Depository for the Bonds of such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds of such Series, will authenticate and deliver Bonds of such Series in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-sixth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(f)                                   The Company may at any time and in its sole discretion and subject to the procedures of the Depository determine that a Series of Bonds shall no longer be represented by a Global Security or Global Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-sixth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the applicable Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(g)                                  Upon the exchange of any Global Security for the Bonds of Series Due 2029 or the Bonds of Series Due 2049 in definitive certificated form, in authorized denominations, the related Global Security or Global Securities shall be cancelled by the Trustee.

(h)                                 Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing a Series of Bonds to any Participant having Bonds of such Series credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing a Series of Bonds.

(i)                                     In connection with any notice or other communication to be provided to Holders of the Bonds of a Series pursuant to the Indenture or this Forty-sixth Supplemental Indenture by the Company or the Trustee with respect to any consent or other action to be taken by Holders of the Bonds of such Series, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole Holder of the Bonds of such Series.

SECTION 3.04.  DATE OF BONDS OF EACH SERIES.

Each Bond of Series Due 2029 and each Bond of Series Due 2049 issued prior to the first Interest Payment Date therefor shall be dated as of January 8, 2019, and otherwise shall be dated as provided in Section 3.03 of the Indenture.

SECTION 3.05.  MATURITY DATE, INTEREST RATE, INTEREST PAYMENT DATES AND REGULAR RECORD DATES FOR THE BONDS OF EACH SERIES.

(a)                                 All Bonds of Series Due 2029 shall be due and payable on February 1, 2029, and shall bear interest from January 8, 2019 or the last date to which interest has been paid or duly provided for at the rate of 3.65% per annum, payable semi-annually on the first day of February and August in each year, commencing August 1, 2019 (each such date being an Interest Payment Date for the Bonds of Series Due 2029).  In the event that any Interest Payment Date for the Bonds of Series Due 2029 should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(b)                                 All Bonds of Series Due 2049 shall be due and payable on February 1, 2049, and shall bear interest from January 8, 2019 or the last date to which interest has been paid or duly provided for at the rate of 4.30% per annum, payable semi-annually on the first day of February and August in each year, commencing August 1, 2019 (each such date being an Interest Payment Date for the Bonds of Series Due 2049).  In the event that any Interest Payment Date for the Bonds of Series Due 2049 should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(c)                                  Subject to certain exceptions provided in the Indenture or this Forty-sixth Supplemental Indenture, the interest payable on any Interest Payment Date for Bonds of each Series shall be paid to the Person in whose name such Series of Bonds shall be registered at the close of business on the Regular Record Date for such Series of Bonds (as defined in the form of the Bonds of such Series set forth in Section 3.10) or, in the case of any Defaulted Interest therefor, in the manner and to the Person as provided in Section 3.07 of the Indenture.

SECTION 3.06.  PLACE AND MANNER OF PAYMENT OF BONDS OF EACH SERIES.

Subject to agreements with or the rules of the Depository or any successor book-entry security system or similar system with respect to Global Securities, the principal or Redemption Price (if any) of and interest on the Bonds of each Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the Holder thereof, at the office or agency of the Company in the Borough of

Manhattan, The City of New York, State of New York, except that interest on the Bonds of each Series may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

SECTION 3.07.  DENOMINATIONS AND NUMBERING OF DEFINITIVE BONDS OF EACH SERIES.

Definitive Bonds of each Series shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, numbered in each case consecutively from “R-1” upward.

SECTION 3.08.  TEMPORARY BONDS OF EACH SERIES AND EXCHANGE THEREOF.

Pursuant to the provisions of Section 3.04 of the Indenture, Bonds of each Series may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds of such Series and exchange the temporary bonds for such definitive bonds in the manner provided for in said Section, provided, however, no presentation or surrender of temporary Bonds shall be necessary in order for the Holders entitled to interest thereon to receive such interest.

SECTION 3.09.  REDEMPTION PROVISIONS OF THE BONDS.

(a)                                 Bonds of Series Due 2029.

(i)                                     At any time before November 1, 2028 (the “2029 Par Call Date”), the Bonds of Series Due 2029 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds of Series Due 2029 being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of Series Due 2029 being redeemed that would be due if the Bonds of Series Due 2029 matured on the 2029 Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (20 basis points), plus, in each case, accrued and unpaid interest on the principal amount of the Bonds of Series Due 2029 being redeemed to, but excluding, the Redemption Date.  For the avoidance of doubt, interest that is due and payable on an Interest Payment Date for the Bonds of Series Due 2029 falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds of Series Due 2029 and the Indenture.  The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof.  The Trustee shall not be responsible for calculating said Redemption Price.

At any time on or after the 2029 Par Call Date, the Bonds of Series Due 2029 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds of Series Due 2029 being redeemed plus accrued and unpaid interest on the principal amount of the Bonds of Series Due 2029 being redeemed to, but excluding, the Redemption Date.

(b)                                 Bonds of Series Due 2049.

(i)                                     At any time before August 1, 2048 (the “2049 Par Call Date”), the Bonds of Series Due 2049 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds of Series Due 2049 being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of Series Due 2049 being redeemed that would be due if the Bonds of Series Due 2049 matured on the 2049 Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.25% (25 basis points), plus, in each case, accrued and unpaid interest on the principal amount of the Bonds of Series Due 2049 being redeemed to, but excluding, the Redemption Date.  For the avoidance of doubt, interest that is due and payable on an Interest Payment Date for the Bonds of Series Due 2049 falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds of Series Due 2049 and the Indenture.  The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof.  The Trustee shall not be responsible for calculating said Redemption Price.

At any time on or after the 2049 Par Call Date, the Bonds of Series Due 2049 may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds of Series Due 2049 being redeemed plus accrued and unpaid interest on the principal amount of the Bonds of Series Due 2049 being redeemed to, but excluding, the Redemption Date.

(c)                                  For purposes of this Section 3.09, except as otherwise expressly provided or unless the context otherwise requires:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the applicable Series of Bonds being redeemed (assuming, for this purpose, that the Bonds of Series Due 2029 matured on the 2029 Par Call Date and the Bonds of Series Due 2049 matured on the 2049 Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of Bonds of such Series.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC and (ii) a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., plus one other financial institution appointed by the Company at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(d)                                 Notice of any redemption by the Company will be mailed by or at the direction of the Company at least ten (10) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds of a Series to be redeemed.  If less than all the Bonds of a Series are to be redeemed at the option of the Company, the Bonds of such Series, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds of such Series to be redeemed in whole or in part.

(e)                                  Unless the Company defaults in payment of the Redemption Price therefor, on and after any Redemption Date therefor, interest will cease to accrue on the Bonds of a Series or portions thereof called for redemption.

(f)                                   The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including reasonable attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly, by any act or omission of the Trustee with respect to this Section 3.09, except for such that would arise out of the gross negligence, willful misconduct or bad faith of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.

SECTION 3.10.  FORM OF THE BONDS OF EACH SERIES.

The Bonds of each Series and the respective Trustee’s certificates to be endorsed thereon shall be substantially in the following form:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF BOND OF SERIES DUE 2029)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.](1)

No. R-	$
CUSIP No: 26442EAF7
ISIN: US26442EAF79

DUKE ENERGY OHIO, INC.

FIRST MORTGAGE BOND, 3.65% SERIES,

DUE FEBRUARY 1, 2029

Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to               , or registered assigns, the principal sum of                               Dollars ($ ) on the first day of February, 2029 and to pay interest on said sum from January 8, 2019 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rate of 3.65% per annum, payable semi-annually on the first day of February and August in each year, commencing August 1, 2019 (each such date herein called an “Interest Payment Date”).  The principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended, restated and supplemented by all supplemental indentures is hereinafter referred to as the “Indenture”).  Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.”  Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said Securities.  By the terms of the Indenture, the Securities secured

(1)   This should be included only if the Bonds of Series Due 2029 are being issued in global form.

thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.  Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture.

This bond is one of a series designated as “First Mortgage Bonds, 3.65% Series, Due February 1, 2029” (hereinafter referred to as the “Bonds”) of the Company issued under and secured by the Indenture and created by a Forty-sixth Supplemental Indenture, dated as of January 8, 2019.

Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the person as provided in the Indenture.  If any Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day); provided, however, that so long as the Bonds are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.

At any time before November 1, 2028 (the “Par Call Date”), the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (20 basis points), plus, in the case of each of clause (1) and (2), accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.  For the avoidance of doubt, interest that is due and payable on an Interest Payment Date falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds and the Indenture.

At any time on or after the Par Call Date, the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.

For purposes of the redemption provisions of the Bonds, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds being redeemed (assuming, for this purpose, that the Bonds matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC and (ii) a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., plus one other financial institution appointed by the Company at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption by the Company will be mailed or transmitted by or at the request of the Company at least ten (10) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds to be redeemed.  If less than all the Bonds are to be redeemed at the option of the Company, the Bonds, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Bonds, interest will cease to accrue on the Bonds or portions thereof called for redemption.

In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal or Redemption Price of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds are issuable only in registered form without coupons.  This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  In the manner and subject to the limitations provided in the Indenture, the Bonds are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.

DUKE ENERGY OHIO, INC.

By
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By
Authorized Signatory

Dated:

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

(FORM OF BOND OF SERIES DUE 2049)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.](1)

No. R-	$
CUSIP No: 26442EAG5
ISIN: US26442EAG52

DUKE ENERGY OHIO, INC.

FIRST MORTGAGE BOND, 4.30% SERIES,

DUE FEBRUARY 1, 2049

Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to               , or registered assigns, the principal sum of                               Dollars ($ ) on the first day of February, 2049 and to pay interest on said sum from January 8, 2019 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rate of 4.30% per annum, payable semi-annually on the first day of February and August in each year, commencing August 1, 2019 (each such date herein called an “Interest Payment Date”).  The principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended, restated and supplemented by all supplemental indentures is hereinafter referred to as the “Indenture”).  Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.”  Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and

(1)   This should be included only if the Bonds of Series Due 2049 are being issued in global form.

extent of the security for said Securities.  By the terms of the Indenture, the Securities secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.  Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture.

This bond is one of a series designated as “First Mortgage Bonds, 4.30% Series, Due February 1, 2049” (hereinafter referred to as the “Bonds”) of the Company issued under and secured by the Indenture and created by a Forty-sixth Supplemental Indenture, dated as of January 8, 2019.

Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the person as provided in the Indenture.  If any Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day); provided, however, that so long as the Bonds are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.

At any time before August 1, 2048 (the “Par Call Date”), the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.25% (25 basis points), plus, in the case of each of clause (1) and (2), accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.  For the avoidance of doubt, interest that is due and payable on an Interest Payment Date falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds and the Indenture.

At any time on or after the Par Call Date, the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.

For purposes of the redemption provisions of the Bonds, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds being redeemed (assuming, for this purpose, that the Bonds matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC and (ii) a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., plus one other financial institution appointed by the Company at the time of any redemption, or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption by the Company will be mailed or transmitted by or at the request of the Company at least ten (10) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds to be redeemed.  If less than all the Bonds are to be redeemed at the option of the Company, the Bonds, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Bonds, interest will cease to accrue on the Bonds or portions thereof called for redemption.

In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal or Redemption Price of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds are issuable only in registered form without coupons.  This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  In the manner and subject to the limitations provided in the Indenture, the Bonds are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.

DUKE ENERGY OHIO, INC.

By
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By
Authorized Signatory

Dated:

[END OF ARTICLE THREE.]

ARTICLE FOUR.

MISCELLANEOUS

SECTION 4.01.  INDENTURE RATIFIED AND CONFIRMED.

The Indenture, as supplemented by this Forty-sixth Supplemental Indenture, is in all respects ratified and confirmed and shall be read, taken and construed as one and the same instrument.

SECTION 4.02.  EXECUTION IN COUNTERPARTS

This Forty-sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.03.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Forty-sixth Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 4.04.  SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Forty-sixth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 4.05.  SEPARABILITY CLAUSE.

In case any provision in this Forty-sixth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.06.  BENEFITS OF INDENTURE.

Nothing in this Forty-sixth Supplemental Indenture or the Bonds of Series Due 2029 or the Bonds of Series Due 2049, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Bonds of Series Due 2029 or any Bonds of Series Due 2049, any benefit or any legal or equitable right, remedy or claim under this Forty-sixth Supplemental Indenture.

SECTION 4.07.  GOVERNING LAW.

This Forty-sixth Supplemental Indenture and the Bonds of Series Due 2029 and the Bonds of Series Due 2049 shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the Trust Indenture Act shall be applicable, and (b) that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee shall be governed by the laws of the State of New York.

SECTION 4.08.  TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-sixth Supplemental Indenture.

[EXECUTION PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-sixth Supplemental Indenture to be duly executed as of the day and year first above written.

DUKE ENERGY OHIO, INC.

By	/s/ John L. Sullivan, III
Name: John L. Sullivan, III
Title: Assistant Treasurer

[SIGNATURE PAGE TO FORTY-SIXTH SUPPLEMENTAL INDENTURE]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[SIGNATURE PAGE TO FORTY-SIXTH SUPPLEMENTAL INDENTURE]

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 8th day of January, 2019, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared John L. Sullivan, III, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be the Assistant Treasurer of Duke Energy Ohio, Inc., an Ohio corporation, and acknowledged that he signed and delivered said instrument as his free and voluntary act as such Assistant Treasurer, and as the free and voluntary act of said Duke Energy Ohio, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to him by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Phoebe P. Elliot
Notary Public

Name: Phoebe P. Elliot
Commission Expiration: June 26, 2021

State of Texas	)
): ss
County of Harris	)

On the 4th day of January in the year 2019, before me, the undersigned, personally appeared, Julie Hoffman-Ramos, a Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Nancy Carpenter
Nancy Carpenter
Notary Public – State of Texas
Notary Id: 275467-4
Commission Expires August 31, 2019